 Beckstead and Watts, LLP

Certified Public Accountants

3340 Wynn Road, Suite B
Las Vegas, NV 89102
702.257.1984
702.362.0540 (fax)

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated April 3, 2003 accompanying the financials statements of MaxxZone.com, Inc. on Form 10-KSB for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of MaxxZone.com, Inc. on Form S-8.

Signed,

March 9, 2004